Exhibit 23.2
Ozolutions Inc.
Form S-8

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
 and Stockholders
Ozolutions Inc.
Toronto, Ontario Canada


We consent to the incorporation by reference in this Registration Statement of Ozolutions Inc. on Form S-8 of our report dated October 26, 2001, appearing in the Annual Report on Form 10K-SB of Ozolutions Inc. for the year ended August 31, 2001.



/s/ Rotenberg & Company, LLP
Rochester, New York
April 30, 2002


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